Exhibit 99.B(g)(1)(b)

AMENDMENT AND JOINDER TO

THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment and Joinder is made on July 15, 2016 (“Amendment”) by and between, severally and not jointly, (i) Victory Portfolios (formerly known as “The Victory Portfolios”), Victory Portfolios II (formerly known as “Compass EMP Funds Trust”), Victory Variable Insurance Funds, and Victory Institutional Funds, each a Delaware Statutory Trust, located in Delaware (each a “Trust”) on behalf of each Fund listed underneath the name of that Trust on the Funds Appendix attached hereto, severally and not jointly (each a “Fund” and collectively with each Trust, acting on behalf of such Funds, the “Client”), and (ii) Citibank, N.A., acting as global custodian through its offices located in New York (“Custodian”).

RECITALS

WHEREAS, reference is hereby made to that certain Master Global Custodial Services Agreement, dated as of August 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time) (the “Custody Agreement”) by and between (i) the Custodian and (ii) Victory Portfolios, Victory Portfolios II, and the Funds in the then-listed Fund Appendix, as amended on August 19, 2015 (collectively, “Original Client”), together with any other entity who may become a party thereto from time to time pursuant to a separate joinder or amendment;

WHEREAS, the parties also wish to reflect the name change of “The Victory Portfolios” to “Victory Portfolios”, “Compass EMP Funds Trust” to “Victory Portfolios II” and revise the Fund Appendix;

WHEREAS, Victory Variable Insurance Funds and Victory Institutional Funds wish to obtain custodial services from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement; and

WHEREAS, Victory Portfolios wishes to obtain custodial services for new funds from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1                 NAME CHANGE. The term and any references to “The Victory Portfolios” and “Compass EMP Funds Trust” in the Custody Agreement shall now refer to “Victory Portfolios” and “Victory Portfolios II”, respectively.

2                 REVISION OF VICTORY PORTFOLIOS II FUNDS. The Funds identified in the Fund Appendix under “Victory Portfolios II” are deleted and replaced with the following:

1.                        Victory CEMP Multi-Asset Balanced Fund

2.                        Victory CEMP Global High Dividend Defensive Fund

3.                        Victory CEMP Alternative Strategies Fund

4.                        Victory CEMP US 500 Volatility Wtd Index Fund

5.                        Victory CEMP US Small Cap Volatility Wtd Index Fund

6.                        Victory CEMP International Volatility Wtd Index Fund

7.                        Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

8.                        Victory CEMP International Enhanced Volatility

9.                        Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

10.                 Victory CEMP Commodity Volatility Wtd Index Strategy Fund

11.                 Victory CEMP Market Neutral Income Fund

12.                 Victory CEMP Emerging Market Volatility Wtd Index Fund (expected to be liquidated on or about June 24, 2016)

13.                 Victory CEMP Long / Short Strategy Fund

14.                 Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

Wtd Index Fund

3                 ADDITION OF NEW TRUSTS AND VICTORY PORTFOLIOS FUNDS.

3.1                   Effective as of July 15, 2016, the Custodian agrees to provide global custodial services to (i) Victory Variable Insurance Funds and Victory Institutional Funds, on behalf of each Fund listed underneath the name of that Trust on the Funds Appendix attached to this Amendment, (each a “New Client”) and (ii) Victory Portfolios, on behalf of each New Fund (as defined below), agrees, as of the date hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) each New Client and Victory Portfolios, on behalf of each New Fund.

3.2                   Effective as of July 15, 2016, the following Funds are added to the Fund Appendix under “Victory Portfolios” (each a “New Fund”):

1.                        Victory Sycamore Established Value Fund

2.                        Victory Ohio Municipal Bond Fund

3.                        Victory Diversified Stock Fund

4.                        Victory Strategic Allocation Fund

5.                        Victory NewBridge Large Cap Growth Fund

6.                        Victory Sycamore Small Company Opportunity Fund

7.                        Victory Special Value Fund

8.                        Victory National Municipal Bond Fund

9.                        Victory INCORE Fund for Income

10.                 Victory INCORE Investment Grade Convertible Fund

11.                 Victory Select Fund

12.                 Victory Integrity Discovery Fund

13.                 Victory Integrity Mid-Cap Value Fund

14.                 Victory Integrity Small/Mid-Cap Value Fund

15.                 Victory Integrity Small-Cap Value Fund

16.                 Victory Munder Multi-Cap Fund

17.                 Victory S & P 500 Index Fund

18.                 Victory Munder Mid-Cap Core Growth Fund

19.                 Victory INCORE Total Return Bond Fund

20.                 Victory Munder Small Cap Growth Fund

21.                 Victory Closed Fund Class Action

3.3                   Each New Client and Victory Portfolios, on behalf of each New Fund, (i) confirms that it has received a copy of the Custody Agreement (attached hereto at Exhibit 2-A) and Amendment and Joinder dated August 19, 2015 (attached hereto as Exhibit 2-B), (ii) agrees and confirms that, by its execution of this Amendment, each shall (a)  be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of the Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

3.4                   For the sake of clarity, the Custodian, each New Client, and Victory Portfolios, on behalf of each New Fund, each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

3.5                   Any references to the term “Trust” in the Custody Agreement shall be deemed to include Victory Variable Insurance Funds and Victory Institutional Funds.

4                 NEW FUND APPENDIX. Effective as of July 15, 2016, the Fund Appendix is deleted and replaced with the Fund Appendix attached hereto as Exhibit 1.

5                 MISCELLANEOUS.

5.1                   This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction of the State of New York.

5.2                   This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

5.3                   This Amendment and the Custody Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and the Custody Agreement.

5.4                   Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

5.5                   This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

5.6                   In the event the Custody Agreement is terminated between the Custodian and a Client, the Custody Agreement as in effect between the Custodian and the remaining Clients shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms therein.

5.7                   The terms “Victory Portfolios”, “Victory Portfolios II”, “Victory Variable Insurance Funds” and “Victory Institutional Funds” refer to the trusts created under the Trust Instruments and Amended and Restated Agreement and Declaration of Trust, as amended, as applicable, to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds entered into in the name or on behalf thereof by any of their Trustees, representatives or agents are not made individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust.  All persons dealing with a Trust or a Fund must look solely to the assets of that Trust or that Fund severally, and not jointly, for the enforcement of any claims against a Trust or Fund.  The Custody Agreement is made by Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds each on behalf of their Funds listed on the Funds Appendix, severally and not jointly, and the assets of any one Fund or Trust shall not be used to offset the liabilities of any other Fund or Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.		VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Jay Martin	By:	/s/ Chris Dyer

Name:	Jay Martin	Name:	Chris Dyer

Title:	Vice President	Title:	President

VICTORY PORTFOLIOS II ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY		VICTORY VARIABLE INSURANCE FUNDS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Chris Dyer	By:	/s/ Chris Dyer

Name:	Chris Dyer	Name:	Chris Dyer

Title:	President	Title:	President

VICTORY INSTITUTIONAL FUNDS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Chris Dyer

Name:	Chris Dyer

Title:	President

Funds Appendix

Effective as of July 15, 2016

A. Victory Portfolios	B. Victory Portfolios II

1.                        Victory Sycamore Established Value Fund

2.                        Victory Ohio Municipal Bond Fund

3.                        Victory Diversified Stock Fund

4.                        Victory Strategic Allocation Fund

5.                        Victory NewBridge Large Cap Growth Fund

6.                        Victory Sycamore Small Company Opportunity Fund

7.                        Victory Special Value Fund

8.                        Victory National Municipal Bond Fund

9.                        Victory INCORE Fund for Income

10.                 Victory INCORE Investment Grade Convertible Fund

11.                 Victory Select Fund

12.                 Victory Integrity Discovery Fund

13.                 Victory Integrity Mid-Cap Value Fund

14.                 Victory Integrity Small/Mid-Cap Value Fund

15.                 Victory Integrity Small-Cap Value Fund

16.                 Victory Munder Multi-Cap Fund

17.                 Victory S & P 500 Index Fund

18.                 Victory Munder Mid-Cap Core Growth Fund

19.                 Victory INCORE Total Return Bond Fund

20.                 Victory Munder Small Cap Growth Fund

21.                 Victory Closed Fund Class Action

22.                 Victory Newbridge Global Equity Fund

23.                 Victory Expedition Emerging Markets Small Cap Fund

24.                 Victory Trivalent International

1.                        Victory CEMP Multi-Asset Balanced Fund

2.                        Victory CEMP Global High Dividend Defensive Fund

3.                        Victory CEMP Alternative Strategies Fund

4.                        Victory CEMP US 500 Volatility Wtd Index Fund

5.                        Victory CEMP US Small Cap Volatility Wtd Index Fund

6.                        Victory CEMP International Volatility Wtd Index Fund

7.                        Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

8.                        Victory CEMP International Enhanced Volatility Wtd Index Fund

9.                        Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

10.                 Victory CEMP Commodity Volatility Wtd Index Strategy Fund

11.                 Victory CEMP Market Neutral Income Fund

12.                 Victory CEMP Long / Short Strategy Fund

13.                 Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

C.       Victory Variable Insurance Funds

1.                        Victory Variable Insurance Diversified Stock Fund

D.       Victory Institutional Funds

1.                        Victory Institutional Diversified Stock Fund

Fund—Core Equity 25. Victory Trivalent International Small-Cap Fund 26. Victory Trivalent Emerging Markets Small-Cap Fund